   As filed with the Securities and Exchange Commission on March 21, 2000
                                           Registration Statement No. 333-93881
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              -------------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              -------------------
                                ORAPHARMA, INC.
            (Exact name of Registrant as specified in its charter)

       Delaware                      2834                  22-3473777
                         (Primary Standard Industrial     (IRS Employer
    (State or other        Classification Code No.)  Identification Number)
    jurisdiction of
   incorporation or
     organization)

                                732 Louis Drive
                             Warminster, PA 18974
                                 215/956-2200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------
                             MICHAEL D. KISHBAUCH
                     President and Chief Executive Officer
                                OraPharma, Inc.
                                732 Louis Drive
                             Warminster, PA 18974
                                 215/956-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------
                                  Copies to:
        David R. King, Esq.                   Luci Staller Altman, Esq.
    Morgan, Lewis & Bockius LLP                Matthew F. Herman, Esq.
        1701 Market Street                       Rishi A. Varma, Esq.
      Philadelphia, PA 19103               Brobeck, Phleger & Harrison LLP
           215/963-5000                       1633 Broadway, 47th Floor
                                                  New York, NY 10019
                                                     212/581-1600
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed              Proposed
                                               Amount           Maximum               Maximum              Amount of
  Title of Each Class of                       to be          Offering Price         Aggregate            Registration
Securities to be Registered                Registered/(1)/     Per Unit/(2)/     Offering Price/(2)/        Fee/(3)/
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value..........      4,600,000           $17.00             $78,200,000            $20,645
====================================================================================================================================
(1)   Includes 600,000 shares purchasable by the Underwriters from the Company solely for the purpose of covering over-allotments, if any.
(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of
      1933, as amended.
(3)   The entire fee was previously paid.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      The expenses (other than underwriting discounts and commissions and the underwriter's non-accountable expense allowance) payable in connection with this offering of the rights and the sale of the Common Stock offered hereby are as follows:

     Securities and Exchange Commission registration fee.............  $20,645
     NASD filing fee.................................................    8,320
     Nasdaq filing fee...............................................  100,000
     Printing and engraving expenses.................................  150,000
     Legal fees and expenses.........................................  250,000
     Accounting fees and expenses....................................  100,000
     Blue Sky fees and expenses (including legal fees)...............   10,000
     Transfer agent and rights agent and registrar fees and
       expenses......................................................   25,000
     Miscellaneous...................................................   36,035
                                                                      --------
       Total......................................................... $700,000
                                                                      ========

      All expenses are estimated except for the SEC fee and the NASD fee.

Item 14. Indemnification of Directors and Officers

      The Registrant's Certificate of Incorporation permits indemnification to the fullest extent permitted by Delaware law. The Registrant's by-laws require the Registrant to indemnify any person who was or is an authorized representative of the Registrant, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Registrant, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third-party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal third-party proceeding (including any action or investigation which could or does lead to a criminal third-party proceedings had no reasonable cause to believe such conduct was unlawful. The Registrant shall also indemnify any person who was or is an authorized representative of the Registrant and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that that such person was or is an authorized representative of the Registrant, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the Registrant's by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of the Registrant had been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Registrant maintains a directors and officers liability insurance policy.

      The Underwriting Agreement provides that the underwriter is obligated, under certain circumstances, to indemnify directors, officers, and controlling persons of the Registrant against certain liabilities, including liabilities under the Act.

Item 15. Recent Sales of Unregistered Securities

      In the preceding three years, the Registrant has issued the following securities that were not registered under the Act:

      Since its inception, the Company has issued an aggregate of 1,039,635 shares of common stock, par value $0.001 per share. These shares include (i) 186,999 shares issued in February 1997 at a purchase price per share of $0.002 for a total of $374; (ii) 167,750 shares issued in March 1997 at a purchase price of $0.002 for a total of $336; (iii) 110,000 shares issued in February 1997 at a purchase price per share of $0.20 for a total of $22,000; (iv) 20,000 shares issued in April 1997 at a purchase price per share of $.10 for a total of $2,000; (v) 2,500 shares issued in October 1997 at a purchase price per share of $0.02 for a total of $50; (vi) 2,500 shares issued in November 1997 at a purchase price of $0.02 for a total of $50; (vii) 82,500 shares issued in December 1998 at a purchase price per share of $2.42 for a total of $199,650;
(viii) 300 shares issued in connection with the exercise of stock options for a total of $46 and (ix) 467,087 shares of restricted stock issued to certain employees and other persons, consisting of 336,462 shares issued in March 1997 at a purchase price per share of $0.002 for a total of $673; 89,375 shares issued in October 1997 at a purchase price per share of $0.002 for a total of $179; 37,500 shares issued in October 1997 at a purchase price per share of $0.002 for a total of $75; and 3,750 shares issued in February 1998 at a purchase price per share of $0.002 for a total of $8.

      Since its inception, the Company has also issued an aggregate of 7,557,100 shares of preferred stock: consisting of (i) 400,000 shares of series A preferred stock issued in February 1997 at a purchase price of $2.00 for a total of $800,000; (ii) 3,311,828 shares of series B preferred stock issued in March 1997 at a purchase price per share of $3.64 for a total of approximately $12 million; (iv) 3,292,177 shares of series C preferred stock issued in December 1998 at a purchase price per share of $4.86 for a total of approximately $15.9 million; and (v) 553,095 shares of series D preferred stock issued on December 23, 1999 at a purchase price per share of $9.04 for a total of approximately $5 million. All such issuances were made under the exemption from registration provided under Section 4(2) of the Act.

      Since its inception, the Company has issued warrants to purchase (i) 31,249 shares of series A preferred stock in February 1997, which will become exercisable for 31,249 shares of common stock upon the completion of this offering at an exercise price of $2.00 per share, which expire in December 2003; (ii) 27,500 shares of common stock on February 1, 1999 at an exercise price of $3.64 per share, which expire in January 2004; (iii) 110,617 shares of common stock on December 23, 1999, at an exercise price of $12.92 per share, which expire in December 2006; and (iv) 41,152 shares of common stock on December 28, 1999, at an exercise price of $4.86 per share, which expire in December 2006. All such issuances were made under the exemption from registration provided under Section 4(2) of this Act.

      Pursuant to the Company's 1996 Stock Option Plan, since its inception the Company has granted options to purchase a total of 587,472 shares of common stock at a weighted average exercise price of $.35 per share, of which options for 300 shares have been exercised and options for 700 shares have been forfeited.

For a more detailed description of the Company's 1996 Stock Option Plan, see "Management--Equity Compensation Plans" in this registration statement. In granting the options and selling the underlying securities upon exercise of the options, the Company is relying upon exemptions from registration set forth in Rule 701 and Section 4(2) of the Act.

Item 16. Exhibits and Financial Statement Schedules

      (a) Exhibits:

 Exhibit
 Number  Description
 ------- -----------
  1.1    Form of Underwriting Agreement.*

  3.1    Fourth Amended and Restated Certificate of Incorporation of the
           Company.*

  3.2    Amended and Restated Bylaws of the Company.*

  4.1    Second Amended and Restated Stockholders Agreement among Orapharma,
           Inc. and the parties set forth therein, dated December 23, 1999.*

  4.2    Warrant issued to Oak Investment Partners VI, Limited Partnership.*

  4.3    Warrant issued to Oak V Affiliates Fund, Limited Partnership.*

  4.4    Warrant issued to Canaan S.B.I.C., L.P.*

  4.5    Warrant issued to Canaan Capital Limited Partnership.*

  4.6    Warrant issued to Canaan Capital Offshore Limited Partnership.*

  4.7 Series A Preferred and Series B Preferred Stock Purchase Agreement among Orapharma and the parties named therein, date February 26, 1997.*

  4.8 Series C Preferred Stock Purchase Agreement among Orapharma, Inc. and the parties named therein, dated December 1, 1998.*

  4.9 Series D Preferred Stock Purchase Agreement among Orapharma, Inc. and the parties named therein, dated December 23, 1999.*

  4.10   Restricted Stock Purchase Agreement between BioMorphics Group, Inc.
           and OraPharma dated December 31, 1998.*

  4.11   Restricted Stock Purchase Agreement between Children's Medical Center
           Corporation and OraPharma dated December 31, 1998.*

  4.12   Warrant issued to Mucosal Therapeutics.*

  4.13 Restricted Stock Purchase Agreement between American Cyanamid Company and OraPharma, dated February 26, 1997.*

  4.14   Restricted Stock Purchase Agreement between Scheer Investment Holdings
           I, L.L.C. and OraPharma dated February 24, 1997.*

  4.15   Restricted Stock Purchase Agreement between Oak VI Affiliates Fund,
           Limited Partnership and OraPharma, dated February 26, 1997.*

  4.16   Restricted Stock Purchase Agreement between Oak Investment Partners
           VI, Limited Partnership and OraPharma, dated February 26, 1997.*

  4.17   Restricted Stock Purchase Agreement between Michael D. Kishbauch and
           OraPharma, dated March 6, 1997.*

  4.18   Restricted Stock Purchase Agreement between J. Ronald Lawter and
           OraPharma, dated March 19, 1997.*

Exhibit
Number   Description
-------  -----------
  4.19   Warrant issued to Canaan Equity L.P.*

  4.20   Warrant issued to Domain Partners IV, L.P.*

  4.21   Warrant issued to DP IV Associates, L.P.*

  4.22   Warrant issued to Old Court Limited*

  4.23   Warrant issued to Frazier Healthcare II, L.P.*

  4.24   Warrant issued to HealthCap KB.*

  4.25   Warrant issued to HealthCap CoInvest KB.*

  4.26   Warrant issued to Oak Investment Partners VI, Limited Partnership.*

  4.27   Warrant issued to Oak VI Affiliates Fund, Limited Partnership.*

  4.28   Warrant issued to Sentron Medical, Inc.*

  4.29   Warrant issued to TL Ventures III L.P.*

  4.30   Warrant issued to TL Ventures III Interfund L.P.*

  4.31   Warrant issued to TL Ventures III Offshore L.P.*

  4.32   Warrant issued to Mucosal Therapeutics LLC.*

  4.33   First Amendment to Warrant issued to Oak Investment Partners VI, Limited Partnership.*

  4.34   First Amendment to Warrant issued to Oak Affiliates Fund, Limited Partnership.*

  4.35   First Amendment to Warrant issued to Canaan S.B.I.C., L.P.*

  4.36   First Amendment to Warrant issued to Canaan Capital Limited Partnership.*

  4.37   First Amendment to Warrant issued to Canaan Capital Offshore Limited Partnership C.V.*

  5.1    Opinion of Morgan, Lewis & Bockius LLP.*

 10.1    OraPharma, Inc. 1996 Stock Option Plan.*

 10.2    OraPharma, Inc. 1999 Equity Compensation Plan.*

 10.3    Office Space Lease for 730 Louis Drive, Warminster, Pennsylvania, between Equivest Management
           Corporation and OraPharma, Inc. dated July 31, 1998.*

 10.4    Loan and Security Agreement between Silicon Valley Bank and OraPharma dated October 10, 1997.*

 10.5    Children's Hospital Sponsored Research Agreement, between Children's Hospital and OraPharma, dated December 31, 1998.*@

 10.6    License Agreement between Children's Medical Center Corporation and OraPharma, dated
           December 31, 1998.*@

 10.7    License Agreement between Mucosal Therapeutics LLC and OraPharma, dated December 14, 1998.*@

 10.8    Research and Consulting Agreement between Biomodels LLC and OraPharma dated
           December 14, 1998.*@

 10.9    License Agreement between American Cyanamid Company and OraPharma, Inc. dated
           February 26, 1997.*@

 10.10   License Agreement between Gary R. Jernberg and OraPharma, dated December 19, 1996.*@

 10.11   License Agreement between Technical Developments and Investments, Est. and OraPharma dated
           February 13, 1997.*@

 10.12   Amendment to the OraPharma, Inc. 1996 Stock Option Plan.*

 23.1    Consent of Arthur Andersen LLP.*

 23.2    Consent of Morgan, Lewis & Bockius LLP (to be included in Exhibit 5.1).*

 Exhibit
 Number  Description
 ------- -----------
  23.3   Consent of Arnall, Golden & Gregory, LLP.*

  24.1   Power of Attorney.*

  27.1   Financial Data Schedule.*

-------
*Previously filed.
!Filed herewith.
#To be filed by amendment.
@Confidential Treatment Requested.

     (b) Financial Statement Schedules

     All information for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission is either included in the financial statements or is not required under the related instructions or are inapplicable, and therefore have been omitted.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution no previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes (1) to provide to the underwriter at the closing specified in the standby underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser; (2) that for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430(a) and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the act shall be deemed to be part of this registration statement as of the time it was declared effective; and (3) that for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriter during the subscription period, the amount of unsubscribed securities to be purchased by the underwriter, and the terms of any subsequent reoffering thereof. If any public offering by the underwriter is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warminster, Pennsylvania, on March 21, 2000.

                                          OraPharma Inc.

                                                /s/ Michael D. Kishbauch
                                          By: _________________________________
                                                    Michael D. Kishbauch
                                               President and Chief Executive
                                                          Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Michael D. Kishbauch          President, Chief Executive    March 21, 2000
______________________________________  Officer and Director
         Michael D. Kishbauch           (Principal Executive
                                        Officer)

       /s/ James A. Ratigan            Vice President, Chief         March 21, 2000
______________________________________  Financial Officer and
           James A. Ratigan             Secretary (Principal
                                        Financial Officer)

       /s/ Robert D. Haddow            Controller (Principal         March 21, 2000
______________________________________  Accounting Officer)
           Robert D. Haddow

              /s/ *                    Director                      March 21, 2000
______________________________________
           James J. Mauzey

              /s/ *                    Director                      March 21, 2000
______________________________________
          Christopher Moller

              /s/ *                    Director                      March 21, 2000
______________________________________
            Eileen M. More

              /s/ *                    Director                      March 21, 2000
______________________________________
            Harry T. Rein

              Signature                          Title                   Date
              ---------                          -----                   ----

                 *                     Director                      March 21, 2000
______________________________________
           Seth A. Rudnick

                 *                     Director                      March 21, 2000
______________________________________
           David I. Scheer

                 *                     Director                      March 21, 2000
______________________________________
            Jesse I. Treu

      /s/ James A. Ratigan
*By: ____________________________
 James A. Ratigan, Attorney-in-
              fact

                                 EXHIBIT INDEX

 Exhibit
 Number  Description
 ------- -----------
  1.1    Form of Underwriting Agreement.*

  3.1    Fourth Amended and Restated Certificate of Incorporation of the
           Company.*

  3.2    Amended and Restated Bylaws of the Company.*

  4.1    Second Amended and Restated Stockholders Agreement among Orapharma,
           Inc. and the parties set forth therein, dated December 23, 1999.*

  4.2    Warrant issued to Oak Investment Partners VI, Limited Partnership.*

  4.3    Warrant issued to Oak V Affiliates Fund, Limited Partnership.*

  4.4    Warrant issued to Canaan S.B.I.C., L.P.*

  4.5    Warrant issued to Canaan Capital Limited Partnership.*

  4.6    Warrant issued to Canaan Capital Offshore Limited Partnership.*

  4.7 Series A Preferred and Series B Preferred Stock Purchase Agreement among Orapharma and the parties named therein, date February 26, 1997.*

  4.8 Series C Preferred Stock Purchase Agreement among Orapharma, Inc. and the parties named therein, dated December 1, 1998.*

  4.9 Series D Preferred Stock Purchase Agreement among Orapharma, Inc. and the parties named therein, dated December 23, 1999.*

  4.10   Restricted Stock Purchase Agreement between BioMorphics Group, Inc.
           and OraPharma dated December 31, 1998.*

  4.11   Restricted Stock Purchase Agreement between Children's Medical Center
           Corporation and OraPharma dated December 31, 1998.*

  4.12   Warrant issued to Mucosal Therapeutics.*

  4.13 Restricted Stock Purchase Agreement between American Cyanamid Company and OraPharma, dated February 26, 1997.*

  4.14   Restricted Stock Purchase Agreement between Scheer Investment Holdings
           I, L.L.C. and OraPharma dated February 24, 1997.*

  4.15   Restricted Stock Purchase Agreement between Oak VI Affiliates Fund,
           Limited Partnership and OraPharma, dated February 26, 1997.*

  4.16   Restricted Stock Purchase Agreement between Oak Investment Partners
           VI, Limited Partnership and OraPharma, dated February 26, 1997.*

  4.17   Restricted Stock Purchase Agreement between Michael D. Kishbauch and
           OraPharma, dated March 6, 1997.*

  4.18   Restricted Stock Purchase Agreement between J. Ronald Lawter and
           OraPharma, dated March 19, 1997.*

  4.19   Warrant issued to Canaan Equity L.P.*

  4.20   Warrant issued to Domain Partners IV, L.P.*

  4.21   Warrant issued to DP IV Associates, L.P.*

  4.22   Warrant issued to Old Court Limited*

 4.23  Warrant issued to Frazier Healthcare II, L.P.*

 4.24  Warrant issued to HealthCap KB.*

 4.25  Warrant issued to HealthCap CoInvest KB.*

 4.26  Warrant issued to Oak Investment Partners VI, Limited Partnership.*

 4.27  Warrant issued to Oak VI Affiliates Fund, Limited Partnership.*

 4.28  Warrant issued to Sentron Medical, Inc.*

 4.29  Warrant issued to TL Ventures III L.P.*

 4.30  Warrant issued to TL Ventures III Interfund L.P.*

 4.31  Warrant issued to TL Ventures III Offshore L.P.*

 4.32  Warrant issued to Mucosal Therapeutics LLC.*

 4.33  First Amendment to Warrant issued to Oak Investment Partners VI, Limited Partnership.*

 4.34  First Amendment to Warrant issued to Oak Affiliates Fund, Limited Partnership.*

 4.35  First Amendment to Warrant issued to Canaan S.B.I.C., L.P.*

 4.36  First Amendment to Warrant issued to Canaan Capital Limited Partnership.*

 4.37  First Amendment to Warrant issued to Canaan Capital Offshore Limited Partnership C.V.*

 5.1   Opinion of Morgan, Lewis & Bockius LLP.*

10.1   OraPharma, Inc. 1996 Stock Option Plan.*

10.2   OraPharma, Inc. 1999 Equity Compensation Plan.*

10.3   Office Space Lease for 730 Louis Drive, Warminster, Pennsylvania, between Equivest Management
         Corporation and OraPharma, Inc. dated July 31, 1998.*

10.4   Loan and Security Agreement between Silicon Valley Bank and OraPharma dated October 10, 1997.*

10.5   Children's Hospital Sponsored Research Agreement, between Children's Hospital and OraPharma, dated December 31, 1998.*@

10.6   License Agreement between Children's Medical Center Corporation and OraPharma, dated
         December 31, 1998.*@

10.7   License Agreement between Mucosal Therapeutics LLC and OraPharma, dated December 14, 1998.*@

10.8   Research and Consulting Agreement between Biomodels LLC and OraPharma dated
         December 14, 1998.*@

10.9   License Agreement between American Cyanamid Company and OraPharma, Inc. dated
         February 26, 1997.*@

10.10  License Agreement between Gary R. Jernberg and OraPharma, dated December 19, 1996.*@

10.11  License Agreement between Technical Developments and Investments, Est. and OraPharma dated
         February 13, 1997.*@

10.12  Amendment to the the OraPharma, Inc. 1996 Stock Option Plan.*

23.1   Consent of Arthur Andersen LLP.*

23.2   Consent of Morgan, Lewis & Bockius LLP (to be included in Exhibit 5.1).*

23.3   Consent of Arnall, Golden & Gregory, LLP.*

24.1   Power of Attorney.*

27.1   Financial Data Schedule.*

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*Previously filed.
!Filed herewith.
#To be filed by amendment.
@Confidential Treatment Requested.

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